UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2005

IMCLONE SYSTEMS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address, including zip code of Registrant’s principal executive offices)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On June 15, 2005, the Board of Directors (the “Board”) of ImClone Systems Incorporated (the “Company”) approved certain amendments to the Company’s Amended and Restated By-Laws (as so amended, the “By-Laws”) to permit the appointment of a Vice Chairman of the Board. The By-Laws provide that the Vice Chairman of the Board, if any, shall preside at meetings of the Board when the Chairman of the Board is absent, and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or as may be provided by law. The By-Laws further provide that, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at meetings of stockholders, and further permit the Vice Chairman of the Board to call special meetings of stockholders and the Board. Certain additional amendments of an immaterial nature were made to the By-Laws, the full text of which, as amended and restated on June 15, 2005, is attached as Exhibit 3.1 to this report and incorporated by reference into this Item 5.03.

Item 8.01 Other Events

     The Company announced on June 21, 2005 that it has named David Sidransky, M.D., Vice Chairman of the Company’s Board of Directors. Dr. Sidransky has served as a Director of the Company since January 2004. He has nearly 20 years of experience in the practice and instruction of medicine with expertise in oncology and molecular pathology.

     The text of this press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01 Exhibits

(c)	EXHIBITS

3.1	By-Laws of ImClone Systems Incorporated as amended and restated June 15, 2005.

99.1	Press release dated June 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImClone Systems Incorporated

By:	/s/ Erik D. Ramanathan

Name: Erik D. Ramanathan
Title: Vice President, General Counsel

Date:  June 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of ImClone Systems Incorporated as amended and restated June 15, 2005.

99.1	Press Release dated June 21, 2005